UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 19, 2020 (August 13, 2020)

LAREDO PETROLEUM, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35380	45-3007926
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street	Suite 900
Tulsa	Oklahoma	74119
(Address of principal executive offices)		(Zip code)
 Registrant’s telephone number, including area code: (918) 513-4570

 Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	LPI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

Effective August 13, 2020, the Board of Directors (the "Board") of Laredo Petroleum, Inc. (the "Company" or "Laredo") appointed Lisa M. Lambert as a member of the Board. Ms. Lambert will serve as a Class II director with a term expiring in May 2021. She was appointed to serve on the Board's audit and nominating and corporate governance committees. The Board determined that Ms. Lambert is an independent director within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), rules and regulations promulgated by the Securities and Exchange Commission thereunder, and listing standards of the New York Stock Exchange (the "NYSE rules"). The Board has also determined that she is financially literate within the meaning of the NYSE rules. For her work as a member of the Board, Ms. Lambert, like all other independent members of the Board, will be paid an annual retainer of $72,000, payable quarterly in arrears, and an annual director fee of $128,000, payable quarterly in arrears (together, the "Compensation"). The Compensation will be paid in vested stock; provided, however, upon Ms. Lambert meeting Laredo's stock ownership guidelines, up to 50% of the Compensation may be paid, at the election of Ms. Lambert, in cash.

There are no arrangements or understandings between Ms. Lambert and any other person pursuant to which he was selected as a director. Ms. Lambert does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Ms. Lambert has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Resignation of Current Director

Effective August 13, 2020, Peter R. Kagan resigned as a director of the Company and from all committees of the Board on which he served. Mr. Kagan's resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. As a result of Ms. Lambert's appointment, the size of the Board will remain at nine directors following Mr. Kagan’s resignation.

Director Fee Matters

On August 13, 2020, the Board, after review of a market-based analysis and consultation with its independent compensation consultant, approved an annual fee of $70,000, payable quarterly in arrears, for service as Chairman of the Board. William E. Albrecht, having assumed the added responsibilities of Chairman of the Board since his appointment on May 14, 2020, will be paid this fee from such date.

Also on August 13, 2020, the Board, after review of a market-based analysis and consultation with its independent compensation consultant, amended the form of annual fees that directors receive for serving as chair of one of the committees of the Board. Effective May 14, 2020, such fees will be paid 100% in the form of cash, rather than 50% in the form of cash and 50% in the form of common stock of the Company, previously at the option of the director. Fees for serving as chair of one of the committees of the Board will continue to be paid ratably following each regularly scheduled Board meeting.

Item 7.01. Regulation FD Disclosure.

On August 17, 2020, the Company issued a press release announcing the appointment of Ms. Lambert as a member of and resignation of Mr. Kagan from the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under Item 7.01 of this Current Report on Form 8-K and the exhibit attached hereto are deemed to be "furnished" and shall not be deemed "filed" for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press release dated August 17, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM, INC.

Date: August 17, 2020	By:	/s/ Bryan J. Lemmerman
Bryan J. Lemmerman
Senior Vice President and Chief Financial Officer